[Logo] EPITOPE                           [Logo] STC Technologies Inc.




COMPANY CONTACTS:                           REPRESENTING EPITOPE:
Epitope, Inc.                               Lippert/Heilshorn & Associates

Charles E. Bergeron                         Bruce Voss                   310-575-4848       bruce@lhai.com
Chief Financial Officer                     Kim Sutton Golodetz          212-838-3777       kim@lhai.com
503-641-6115                                Keith Lippert                212-838-3777       keith@lhai.com
www.epitope.com                             MEDIA CONTACT:
                                            Pamela Rigler                212-838-3777       Pamela@lhai.com
                                                                                            www.lhai.com

                         STC Technologies, Inc.
Mike Gausling                      Rich Hooper
(mgausling@stctech.com)            (rhooper@stctech.com)
Chief Executive Officer            Chief Financial Officer
610-882-1820                       610-882-1820
www.stctech.com



                      EPITOPE AND STC TECHNOLOGIES TO MERGE

               $200 MILLION ALL-STOCK DEAL CREATES ORAL FLUID AND
                    POINT-OF-CARE MEDICAL DIAGNOSTICS LEADER


BEAVERTON, ORE. (MAY 8, 2000) - EPITOPE, INC. (NASDAQ NM: EPTO) today announced that the Company has signed a definitive merger agreement with STC Technologies, Inc., a privately-held company based in Bethlehem, Pennsylvania, under which the two companies will become a leader in the fast-growing oral fluid and point-of-care medical diagnostics industry. The agreement has been approved by the Board of Directors of each company, and is subject to typical terms and conditions, including a vote of Epitope and STC shareholders expected to take place in August 2000. The holders of approximately 52 percent of the STC's shares have given irrevocable proxies to vote in favor of the merger.

STC shareholders will receive Epitope common stock in the merger. The total number of Epitope shares to be issued will be based on the average closing price of Epitope common stock over a 20 trading-day period prior to the completion of the merger. At the current stock price, it is estimated that Epitope would issue a total of 20 million shares to holders of STC's outstanding shares and options.

On a proforma basis, the new company will have more than $20 million in cash, trailing 12-month revenues of $26.3 million, a gross margin of 65%, and a net loss of $4.1 million. Combining

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operations  is  expected to result in at least $2 million in savings due to cost synergies from the consolidation of duplicate overhead and consolidation of certain manufacturing operations. For the 12 months ended March 31, 2000, STC Technologies posted revenues of $14.8 million and a net loss of $1.0 million.

The combined company will be renamed OraSure Technologies, Inc., will be incorporated under Delaware law, and will be headquartered in Bethlehem, Pennsylvania. Robert D. Thompson, Epitope's president and chief executive officer, will be chief executive officer at the new company. Michael Gausling, STC's president and chief executive officer, will be president and chief operating officer. The Epitope facility in Beaverton, Oregon will continue to focus on its current activities in the field of infectious disease.

Together, Epitope and STC will leverage their expertise in oral fluid technology, infectious disease testing and substance abuse testing. The merger combines the developers of the premier oral fluid collection device with the leaders in oral fluid assay development. Epitope's OraQuick(R) rapid assay platform and STC's Up-Converting Phosphor Technology (UPT(TM)), which are under development for a broad range of medical diagnostic applications, will provide a substantial product pipeline for the combined company.

"Merging these two great companies hits dead-center on our shared mission to become the world's pre-eminent oral fluid diagnostic company," said Mr. Thompson. "OraSure Technologies will have the intellectual capital and the technology platforms to extend the reach of oral fluid testing, touching millions of lives. With our three platform technologies- OraSure(R), OraQuick, and UPlink(TM), - we will be extremely well positioned to commercialize a variety of oral fluid testing platforms for new and existing-use applications. The combination of laboratory accuracy, point-of-care speed and convenience, non-invasive anytime-anywhere collection, and competitive economics ensures a prominent place for rapid oral fluid testing in the future of in-vitro diagnostics. We intend to be the company that makes it happen."

"Over the past several years, Epitope and STC pioneered oral fluid testing in the life insurance market. Most recently, the companies collaborated to commercialize Intercept(TM), the first laboratory based oral fluid test for drugs of abuse, using the OraSure platform technology," said Mr. Gausling. "This heritage gives us a great foundation for commercializing exciting new products and technologies with a broad range of licensing opportunities."

OraQuick HIV is under development as the first product in the OraQuick line. The product is a visually read, oral fluid testing device, which can detect HIV antibodies within 20 minutes. The company expects to launch the product internationally in July 2000 and is preparing to enter clinical trials in the United States. The company plans to expand the OraQuick product line to include tests for a variety of medical diagnostic applications.

UPT is a proprietary label detection technology being developed by STC. This enabling technology utilizes submicron phosphor particles that convert infrared light to visible light. When used in conjunction with antibodies or DNA as a probe label, UPT assays produce no background signal, which dramatically increases the sensitivity of the test system. In addition to eliminating background signal, these particles allow simultaneous detection of multiple biological markers by the use of different UPT particle colors, as well as miniaturization of the test platform and a permanent record of the test results because of the stability of the UPT particles. STC has demonstrated the utility of UPT labels in a lateral flow format for use in a variety of diagnostic applications under the UPlinktrademark. The first UPlink product will be a point-of-care system used to detect drugs of abuse in oral fluids, which is expected to be launched in the second half of 2001. STC has

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

collaborated with SRI International, Menlo Park, CA, and Leiden University, the Netherlands, on the development of the UPT technology. The Company has broad patent protection for the use of UPT for biological applications.

The actual number of shares to be issued in the merger is subject to adjustment as follows: (i) issuance of 25 million shares if the average Epitope stock price is between $6 and $8 per share, (ii) issuance of Epitope stock worth $200 million if the average Epitope stock price is between $8 and $10 per share,
(iii) issuance of 20 million shares if the average Epitope stock price is between $10 and $13 per share, and (iv) issuance of Epitope stock worth $260 million if the average Epitope stock price is above $13 per share. It is anticipated that Epitope shareholders will own, on a fully diluted basis, approximately 50% of the combined company at the time the merger is affected, subject to the average Epitope stock price prior to the merger. The merger will be tax free to the stockholders of both companies and is expected to be accounted for as a pooling of interests.

Deutsche Banc Alex. Brown advised Epitope in this transaction, while Robertson Stephens advised STC Technologies. Robert Thompson, Mike Gausling and Dr. Sam Niedbala, chief science officer of STC, will be presenting at the DB Alex. Brown healthcare conference on May 11, 2000.

The company will hold a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today. Individual investors are invited to listen to the conference call over the Internet through Vcall, a service of the Investor Broadcast Network, at www.vcall.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. In addition, a replay will begin shortly after the call has ended and will be available for 90 days.

STC Technologies, Inc. develops, manufactures and markets proprietary in vitro diagnostic products and medical devices for use in clinical laboratories, physician offices and workplace testing. STC is the leading supplier of oral fluid assays to the insurance risk assessment testing market and also manufactures and markets other substance abuse testing products. Epitope, Inc. develops, manufactures and markets medical devices and diagnostic products utilizing its proprietary oral fluid technologies for sale to public- and private-sector clients worldwide. The Company's primary focus is on the detection of HIV antibodies, with emphasis in the U.S. life insurance and global public health markets, and on the use of oral fluid testing for the detection of drugs of abuse and other analytes.

This press release contains forward-looking statements. Actual results could be significantly different. Factors that could affect results include those relating to the proposed merger, including failure to achieve expected synergies, failure to obtain required regulatory or shareholder approval, and unexpected liabilities resulting from the two companies' operations prior to or after the merger occurs. Other factors that could affect results include loss of key personnel; failure to comply with regulations of the FDA or other regulatory agencies; obstacles to international marketing of products; loss or impairment of sources of capital; ability to develop product distribution channels; ability to develop new products; development of competing products; market acceptance of oral fluid testing products; and changes in international, federal or state laws or regulations. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

EPITOPE PLANS TO FILE A REGISTRATION STATEMENT ON SEC FORM S-4 IN CONNECTION WITH THE MERGER AND TO MAIL A PROXY STATEMENT/PROSPECTUS TO EPITOPE AND STC SHAREHOLDERS CONTAINING INFORMATION ABOUT THE MERGER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT EPITOPE, STC, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB
SITE MAINTAINED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION AT HTTP//WWW.SEC.GOV.

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EPITOPE FILES ANNUAL,  QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER
INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED BY EPITOPE AT THE SEC PUBLIC REFERENCE ROOMS AT 450 FIFTH ST., N.W., WASHINGTON, D.C. 20549 OR AT THE COMMISSION'S OTHER PUBLIC REFERENCE ROOMS IN NEW YORK AND CHICAGO. PLEASE CALL THE COMMISSION AT 800/SEC-0330 FOR FURTHER INFORMATION ON PUBLIC REFERENCE ROOMS. COPIES OF EPITOPE'S FILINGS WITH THE COMMISSION ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND MAY BE OBTAINED FOR FREE AT THE WEB SITE MAINTAINED BY THE COMMISSION AT HTTP//WWW.SEC.GOV, OR BY WRITING EPITOPE AT: EPITOPE INVESTOR RELATIONS, 8505 SW CREEKSIDE PLACE, BEAVERTON, OREGON 97008.

EPITOPE, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM EPITOPE SHAREHOLDERS IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT. A DESCRIPTION OF ANY INTERESTS, DIRECT OR INDIRECT, THAT EPITOPE'S DIRECTORS AND EXECUTIVE OFFICERS HAVE IN THE MERGER WILL BE INCLUDED IN THE PROXY STATEMENT/PROSPECTUS.

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